Exhibit 99.1

NEWS RELEASE

Hardinge Inc. One Hardinge Drive, Elmira, N.Y. 14902

Hardinge Reports Second Quarter 2017 Results

•	Second quarter sales grew 11% to $78.2 million; up 14% excluding unfavorable foreign currency translation

•	Diluted earnings per share up significantly to $0.20 from $0.01; Net income grew to $2.5 million from $0.1 million

•	Orders of $92.7 million increased 15% with growth in all three regions

•	Backlog of $144.9 million reaches five-year high

ELMIRA, N.Y., August 3, 2017 - Hardinge Inc. (NASDAQ: HDNG), a leading international provider of advanced metal-cutting solutions and accessories, reported financial results for its second quarter ended June 30, 2017.
Chuck Dougherty, President and Chief Executive Officer, commented, “We had a strong quarter driven by improved industrial economies in North America and Asia that resulted in higher machine sales. Importantly, we had a very healthy level of orders that support our expectation of a solid 2017.”
He added, “I joined the Company in May and have found an organization with a strong foundation from which we can build. We have global capabilities in operations, engineering and sales, great brands and outstanding people. Of note, we have an exceptional position in China, both in capabilities and market presence. There are opportunities to better leverage our scale in areas such as our supply chain and go-to-market strategy. And, I believe there is more potential to improve efficiencies through common systems and processes across our businesses. Our current focal areas are in completing the announced restructuring activities and developing a plan for optimizing our global footprint to create greater earnings power, as we develop a strategy to define our longer term priorities.”
For the announced restructuring activities, the program is expected to be completed by mid-2018 and generate pre-tax annualized savings of $2.0 million to $2.5 million. Total restructuring costs are expected to be in the range of $3.8 million to $4.3 million, of which $1.6 million is non-cash.

(1)Management believes that the use of non-GAAP measures helps in the understanding of the Company's operating performance. See page 9 of this release for the reconciliation tables between reported amounts and non-GAAP measures discussed in this document.

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Hardinge Reports Second Quarter 2017 Results
August 3, 2017

Sales, Orders and Backlog for Second Quarter and First Half of 2017
North America: Sales of $24.2 million in the quarter grew by 17% due to improved industrial market conditions from the impact of the recovery in the oil and gas industry on other industrial businesses. Orders for the region were up 6% in the quarter driven by $1.9 million in orders by a key distributor.
For the first six months of 2017, sales to North America were up 15% to $43.8 million and orders increased 3% to $50.7 million.
Europe: Sales in Europe of $22.2 million were unchanged mostly as the result of the timing of machine orders. Orders in the region were up 12% driven by an improving industrial economy in Europe. Excluding unfavorable foreign currency translation of $0.6 million and $0.9 million on sales and orders, respectively, sales increased 3% and orders increased 15%.
For the first six months of 2017, sales to Europe of $39.9 million were down 13% while orders increased 17% to $51.3 million. Excluding unfavorable foreign currency translation, sales decreased 11% and orders increased 20%.
Asia: Sales of $31.7 million and orders of $35.7 million for the quarter were up 16% and 25%, respectively, as the economy in Asia has stabilized driving more investment in automation and machine tools by industrial manufacturers. Excluding unfavorable foreign currency impact of $0.9 million on both sales and orders, sales were up 20% and orders increased 28%.
For the first half of 2017, sales of $59.0 million and orders of $63.7 million were up 10% and 21%, respectively. Excluding unfavorable foreign currency translation of $1.9 million on sales and $1.8 million on orders, sales were up 13% and orders increased 25%.
Consolidated backlog: Backlog at June 30, 2017 was $144.9 million, up 14% over the trailing first quarter and improved 32% compared with June 30, 2016.

Second Quarter Operating Review

•	Gross profit increased $3.1 million, or 13%, on higher volume. As a percent of sales, gross profit was 34.1% in the quarter.

•
Higher selling, general and administrative (SG&A) expenses included $1.1 million in unusual costs associated with the executive search and severance expenses. Excluding those costs, and the $0.4 million of professional fees related to the strategic review in the prior-year period, SG&A declined $0.4 million in the quarter.

•	Operating income increased $1.9 million as a result of strong operating leverage. Operating margin expanded 2.4 points to 2.8% of sales.

•	Adjusted Non-GAAP operating income(1) was $3.9 million in the quarter, up significantly from $0.9 million in the prior-year period. The adjusted operating margin was 5.0%, a 3.7 point expansion.

•
Net income was $2.5 million, or $0.20 per diluted share, up from $0.1 million, or $0.01 per diluted share in the prior-year period. Adjusted Non-GAAP income(1) was $4.2 million, or $0.33 per diluted share, a more than four-fold increase over last year’s second quarter.

First Half 2017 Review

•	For the first half, gross profit was $48.0 million, improved $1.7 million on higher sales. Gross margin was relatively unchanged from the prior period.

•	SG&A was down $2.1 million, or 5%, primarily as a result of reduced commissions and sales and marketing spend.

•
Adjusted Non-GAAP operating income(1) for the first half of 2017 was $3.7 million, up from $0.6 million in the first half of 2016. The adjusted operating margin was 2.6%, a 2.2 point expansion from leverage on higher volume.

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Hardinge Reports Second Quarter 2017 Results
August 3, 2017

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Net income was $0.5 million, or $0.04 per diluted share, improved from a $1.1 million loss, or $(0.09) per diluted share, in the first half of 2016. Adjusted Non-GAAP income(1) was $3.7 million, or $0.29 per diluted share, up significantly from $0.4 million, or $0.03 per diluted share last year.

Suspension of Dividend
Hardinge’s Board of Directors has elected to suspend the quarterly cash dividend to shareholders in consideration of its development of a long-term strategy for growth, the re-evaluation of its capital allocation priorities and the nominal value of the current dividend of $0.08 per share, or $1.0 million per year.

Webcast and Conference Call
Hardinge will host a conference call and webcast today at 11:00 a.m. ET. During the conference call and webcast, Charles P. Dougherty, President and CEO, and Douglas J. Malone, Senior Vice President and CFO, will review the financial and operating results for the quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. Their review will be accompanied by a slide presentation which will be available on Hardinge’s website at http://ir.hardinge.com/events.cfm.
The conference call can be accessed by calling (201) 689- 8560. The listen-only audio webcast can be monitored at http://ir.hardinge.com/events.cfm.
A telephonic replay will be available from 2:00 p.m. ET the day of the call through Thursday, August 10, 2017. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13665317. Alternatively, the archive can be heard on the Company’s website at http://ir.hardinge.com/events.cfm. A transcript will also be posted to the website, once available.

About Hardinge
Hardinge is a leading global designer and manufacturer of high precision, computer-controlled machine tool solutions developed for critical, hard-to-machine metal parts and of technologically advanced workholding accessories.  The Company’s strategy is to leverage its global brand strength to further penetrate global market opportunities where customers will benefit from the technologically advanced, high quality, reliable products Hardinge produces.  With approximately two-thirds of its sales outside of North America, Hardinge serves the worldwide metal working market.  Hardinge’s machine tool and accessory solutions can also be found in a broad base of industries to include aerospace, agricultural, automotive, construction, consumer products, defense, energy, medical, technology and transportation.
Hardinge applies its engineering design and manufacturing expertise in high performance machining centers, high-end cylindrical and jig grinding machines, SUPER-PRECISION® and precision CNC lathes and technologically advanced workholding accessories.  Hardinge has manufacturing operations in China, France, Germany, India, Switzerland, Taiwan, the United Kingdom and the United States.
The Company regularly posts information on its website: http://www.hardinge.com.

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Hardinge Reports Second Quarter 2017 Results
August 3, 2017

Safe Harbor Statement
This news release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Such statements are based on management's current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. The Company's actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information contact:

Company:	Investor Relations:
Douglas J. Malone Chief Financial Officer Phone: (607) 378-4140	Deborah K. Pawlowski, Kei Advisors LLC Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Hardinge Reports Second Quarter 2017 Results
August 3, 2017

HARDINGE INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Sales	$78,197	$70,186	$142,754	$138,007
Cost of sales	51,568	46,633	94,738	91,711
Gross profit	26,629	23,553	48,016	46,296
Gross profit margin	34.1%	33.6%	33.6%	33.5%

Selling, general and administrative expenses	20,081	19,637	38,103	40,230
Research & development	3,777	3,369	7,335	6,656
Restructuring	542	226	1,978	426
Other expense (income), net	37	20	192	(72)
Income (loss) from operations	2,192	301	408	(944)
Operating margin	2.8%	0.4%	0.3%	(0.7)%

Interest expense	104	132	210	285
Interest income	(38)	(69)	(79)	(136)
Income (loss) before income taxes	2,126	238	277	(1,093)
Income tax (benefit) expense	(396)	93	(198)	8
Net Income (loss)	$2,522	$145	$475	$(1,101)

Per share data:

Basic earnings (loss) per share:	$0.20	$0.01	$0.04	$(0.09)

Diluted earnings (loss) per share:	$0.20	$0.01	$0.04	$(0.09)

Cash dividends declared per share:	$0.02	$0.02	$0.04	$0.04

Weighted avg. shares outstanding: Basic	12,894	12,812	12,887	12,804
Weighted avg. shares outstanding: Diluted	12,932	12,901	12,921	12,804

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Hardinge Reports Second Quarter 2017 Results
August 3, 2017

HARDINGE INC. AND SUBSIDIARIES
 Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Cash and cash equivalents	$26,369	$28,255
Restricted cash	2,509	2,923
Accounts receivable, net	55,071	55,573
Inventories, net	118,478	107,018
Other current assets	11,321	6,926
Total current assets	213,748	200,695

Property, plant and equipment, net	57,192	56,961
Goodwill	6,658	6,579
Other intangible assets, net	26,698	26,730
Other non-current assets	6,047	6,585
Total non-current assets	96,595	96,855
Total assets	$310,343	$297,550

Liabilities and shareholders’ equity
Notes payable to bank	$99	$703
Accounts payable	25,982	24,217
Accrued expenses	27,140	25,629
Customer deposits	23,063	18,215
Accrued income taxes	671	1,160
Current portion of long-term debt	4,636	2,923
Total current liabilities	81,591	72,847

Long-term debt	—	2,970
Pension and postretirement liabilities	57,635	58,840
Deferred income taxes	4,343	3,800
Other liabilities	1,669	3,152
Total non-current liabilities	63,647	68,762
Commitments and contingencies
Common stock ($0.01 par value, 20,000,000 authorized; shares issued 12,943,789 and 12,903,037)	129	129
Additional paid-in capital	121,489	121,015
Retained earnings	89,510	89,557
Treasury shares (at cost, 0 and 9,243)	—	(104)
Accumulated other comprehensive loss	(46,023)	(54,656)
Total shareholders’ equity	165,105	155,941
Total liabilities and shareholders’ equity	$310,343	$297,550

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Hardinge Reports Second Quarter 2017 Results
August 3, 2017

HARDINGE INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2017	2016
	(Unaudited)
Operating activities
Net income (loss)	$475	$(1,101)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Impairment	1,401	—
Depreciation and amortization	4,411	4,098
Debt issuance costs amortization	65	66
Deferred income taxes	132	(119)
Gain on sale of assets	(16)	(4)
Unrealized foreign currency transaction gain	(819)	(116)
Changes in operating assets and liabilities:
Accounts receivable	2,261	11,826
Restricted cash	499	(331)
Inventories	(8,251)	(7,720)
Other assets	(2,893)	(1,330)
Accounts payable	745	(2,170)
Customer deposits	4,132	(3,886)
Accrued expenses	(2,381)	(5,211)
Accrued pension and postretirement liabilities	(19)	(41)
Net cash used in operating activities	(258)	(6,039)

Investing activities
Capital expenditures	(968)	(992)
Proceeds from sales of assets	16	37
Net cash used in investing activities	(952)	(955)

Financing activities
Proceeds from short-term notes payable to bank	12,418	28,871
Repayments of short-term notes payable to bank	(13,062)	(28,643)
Repayments of long-term debt	(1,456)	(2,271)
Dividends paid	(516)	(536)
Net cash used in financing activities	(2,616)	(2,579)

Effect of exchange rate changes on cash	1,940	167
Net decrease in cash	(1,886)	(9,406)

Cash and cash equivalents at beginning of period	28,255	32,774

Cash and cash equivalents at end of period	$26,369	$23,368

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Hardinge Reports Second Quarter 2017 Results
August 3, 2017

Quarterly Sales by Region ($ in thousands)
	Quarter Ended
	June 30, 2017		June 30, 2016		March 31, 2017
Sales to Customers in	$	% of Total	$	Year-over-Year % Change	$	Sequential % Change
North America	24,220	31%	20,694	17%	19,583	24%
Europe	22,240	28%	22,242	—%	17,702	26%
Asia	31,737	41%	27,250	16%	27,272	16%
Total	78,197		70,186	11%	64,557	21%

Year-to-Date Sales by Region ($ in thousands)

		Six Months Ended
	June 30, 2017		June 30, 2016
Sales to Customers in	$	% of Total	$	Year-over-Year % Change
North America	43,803	31%	38,144	15%
Europe	39,942	28%	46,084	(13)%
Asia	59,009	41%	53,779	10%
Total	142,754		138,007	3%

Quarterly Orders by Region ($ in thousands)
	Quarter Ended
	June 30, 2017		June 30, 2016		March 31, 2017
Orders from Customers in	$	% of Total	$	Year-over-Year % Change	$	Sequential % Change
North America	27,003	29%	25,520	6%	23,669	14%
Europe	30,021	32%	26,859	12%	21,290	41%
Asia	35,692	38%	28,555	25%	27,987	28%
Total	92,716		80,934	15%	72,946	27%

Year-to-Date Orders by Region ($ in thousands)

		Six Months Ended
	June 30, 2017		June 30, 2016
Orders from Customers in	$	% of Total	$	Year-over-Year % Change
North America	$50,672	31%	$49,423	3%
Europe	51,311	31%	43,988	17%
Asia	63,679	38%	52,448	21%
Total	165,662		145,859	14%

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Hardinge Reports Second Quarter 2017 Results
August 3, 2017

Hardinge believes that providing non-GAAP financial measures such as adjusted loss from operations, adjusted net income, and adjusted earnings per diluted share is important for investors and other readers of Hardinge's financial statements, as they are used as an analytical indicator by Hardinge management to better understand its operating performance.

HARDINGE INC. AND SUBSIDIARIES
Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income from Operations
(in thousands)

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
	Amount	% of Sales	Amount	% of Sales

Income from operations as reported	$2,192	2.8%	$301	0.4%
Adjustments to reported income from operations:
Restructuring charges	542	0.7%	226	0.3%
Professional fees for strategic review process	—	—%	404	0.6%
Other adjustments	1,161	1.5%	—	—%
Non-GAAP income from operations as adjusted	$3,895	5.0%	$931	1.3%

	Six Months Ended June 30, 2017		Six Months Ended June 30, 2016
	Amount	% of Sales	Amount	% of Sales

Income (loss) from operations as reported	408	0.3%	$(944)	(0.7)%
Adjustments to reported income (loss) from operations:
Restructuring charges	1,978	1.4%	426	0.3%
Professional fees for strategic review process	—	—%	1,103	0.8%
Other adjustments	1,303	0.9%	—	—%
Non-GAAP income from operations as adjusted	$3,689	2.6%	$585	0.4%

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Hardinge Reports Second Quarter 2017 Results
August 3, 2017

HARDINGE INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income
(in thousands, except per share data)

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
	Amount	EPS	Amount	EPS

Net income as reported	$2,522	$0.20	$145	$0.01
Adjustments to reported net income, pre-tax: (1)
Restructuring charges	496	0.04	226	0.02
Professional fees for strategic review process	—	—	404	0.03
Other adjustments	1,161	0.09	—	—
Non-GAAP net income as adjusted	$4,179	$0.33	$775	$0.06

	Six Months Ended June 30, 2017		Six Months Ended June 30, 2016
	Amount	EPS	Amount	EPS

Net (loss) income as reported	$475	$0.04	$(1,101)	$(0.09)
Adjustments to reported net (loss) income, pre-tax: (1)
Restructuring charges	1,926	0.15	426	0.03
Professional fees for strategic review process	—	—	1,103	0.09
Other adjustments	1,303	0.10	—	—
Non-GAAP net income as adjusted	$3,704	$0.29	$428	$0.03

(1) items have no tax effect due to full tax valuation allowances in the related jurisdictions.

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